Exhibit 10.1

AMENDMENT TO PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (“Amendment”)

THIS AMENDMENT, effective as of June 27, 2010, is entered into by and between MabCure Inc., a corporation incorporated under the laws of Nevada ("MabCure"), and Paramount Trading Company, a corporation incorporated under the laws of Nevis (the "Investor").

WHEREAS, MabCure and the Investor entered into a Private Placement Subscription Agreement dated as of June 27, 2008 (the “Agreement”); and

WHEREAS, pursuant to the Agreement MabCure issued to the Investor warrants with a term of one year to purchase 1,300,000 shares of restricted common stock of the Company at an exercise price $1.25 per share (the “One-Year Warrants”) and warrants with a term of two years to purchase 1,300,000 shares of restricted common stock of the Company at an exercise price $1.25 per share (the “Two-Year Warrants”); and

WHEREAS, MabCure and the Investor wish to extend the term of the Two-Year Warrants until June 27, 2012, and reset the exercise price of the Two-Year Warrants to US$0.50 per share to reflect the current market price of MabCure’s shares of common stock.

NOW THEREFORE, in consideration of the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.

Section 1.2 of the Agreement shall be amended such that the term of the Two-Year Warrants shall be extended until June 27, 2012 and the exercise price for the Two-Year Warrants shall be US$0.50 per share.

3.

Exhibit B of the Agreement (the Two Year Warrants Certificate) shall be amended such that the “Expiry Date” in the exhibit shall be June 27, 2012, and the “Exercise Price” in the exhibit shall be US$0.50.

4.

Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms and conditions of this Amendment shall govern and control.

5.

This Amendment may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

MabCure Inc.	Paramount Trading Company

__________________________________	__________________________________

Name: _____________________________	Name: _____________________________

Title: _____________________________	Title: _____________________________

Date: _____________________________	Date: _____________________________